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                  WAIVER OF PROVISIONS OF EMPLOYMENT AGREEMENT

         This Agreement is entered into this 15th day of May 2002, effective as of the 17th day of March
2002, by and between Unified Financial Services, Inc., a Delaware corporation ("Unified"), and Charles
H. Binger, an individual ("Executive").

         WHEREAS, Unified and Executive entered into that certain Employment Agreement dated
December 31, 1999 (the "Employment Agreement"); and

         WHEREAS, Unified has requested and Executive agreed to waive certain terms of the
Employment Agreement in calendar 2001, which the parties hereto intend to memorialize; and

         WHEREAS, Unified has requested Executive to waive certain additional terms of the
Employment Agreement which Executive has agreed to waive; and

         WHEREAS, the parties acknowledge that Unified intends to conduct further negotiations in respect of the Employment Agreement; and

         WHEREAS, Unified was represented by independent counsel (Hogan & Hartson) with regard to this Agreement.

         NOW, THEREFORE, it is agreed as follows:

         1. Executive waives his right to receive the options he became entitled to as of January 1,
2001 under Section 2.3(c) of the Employment Agreement. Executive remains entitled to receive options on January 1, 2002 and subsequent years, as provided in Section 2.3(c) of the Employment Agreement.

         2. Executive  waives his rights under  Section  2.3(b) of the  Employment  Agreement  with regard to the $150,000  bonus awarded to John S. Penn on December 18, 2001.

         3. Executive  waives his rights under Section 2.3(d) of the Employment  Agreement with respect to the car allowance paid to Timothy L. Ashburn and J. Robert Owens prior to the date hereof.

         4. Executive waives his rights under Section 2.3(i) of the Employment Agreement insofar as it pertains to the four legal education seminars in respect of calendar 2000 and calendar 2001 which
Executive was entitled to attend but did not attend.

         5. Executive agrees that the bonus awarded to Executive in December 2001 in the amount of
$55,000.00 is in lieu of an identical amount of the Annual Base Salary Executive is entitled to in respect of calendar 2002. The remaining 2002 Annual Base Salary shall be paid in installments of
$12,057.84 per pay period, except as other wise provided in this Agreement. Notwithstanding any other provision of this Agreement, for all purposes of the Employment Agreement (including without limitation the determination of Executive's 2003 Annual Base Salary and Section 2.3(c) of the
Employment Agreement with regard to options awarded as of January 1, 2002), Executive's 2002 Annual
Base Salary shall remain $368,836.62.

         6. Unified and Executive agree that Executive previously made payments of $8,765.00 and other concessions during 2000 in the amount of $14,663.00, which payments and concessions entitle executive to a 70.1% undivided joint interest in the furniture purchased from Boyles as set forth on
Exhibit A hereto. Upon the termination of Executive's employment for any reason, Executive shall be

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entitled to purchase (within 120 days after such termination) Unified's interest in such furniture at a price equal to Unified's investment in such furniture (i.e., $10,000.00) if such purchase occurs during calendar
2000, $8,000.00 if such purchase occurs during 2001, $6,000.00 if such purchase occurs during 2002,
$4,000.00 if such purchase occurs during 2003, $2,000.00 if such purchase occurs during 2004, and $500 thereafter.

         7. Executive acknowledges that Timothy L. Ashburn may resign his position as Chief
Executive Officer (but remain as Chairman of the Board) of Unified, effective in April 2002, and may be replaced by John S. Penn in such position. Executive and Unified acknowledge that such resignation would constitute a Change in Control under Section 1.1(b)(vi) of the Employment Agreement. Executive
agrees that for so long as Mr. Ashburn remains in the full-time employ (i.e., 40 hours per week) of the
Unified Group (as that term is defined in the Employment Agreement) and his compensation for that employment is his primary source of income, Mr. Ashburn's resignation as Chief Executive Officer in
April 2002 shall not constitute a Change in Control for purposes of the Employment Agreement. Unified and Executive agree that for all purposes of this Agreement and the Employment Agreement, each of the following events (in addition to the other events currently specified in the Employment Agreement, as amended by the preceding sentence) shall constitute a Change in Control: (x) Mr.Ashburn shall cease to serve as Chairman of the Board of Directors of Unified; and (y) Mr. Ashburn shall cease to be employed and involved in Unified's affairs as more fully described in first sentence of this Paragraph 7. The final sentence of Section 2.2(a) of the Employment Agreement shall be amended in its entirety to read as follows: "The Executive shall report to the Chairman of Unified."

         8. (a) Salary Reductions; Duration and Conditions. Unified and Executive agree that if
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each of Messrs. Orben, Kasten, Ashburn, Morris, Penn, Napurano and Ghoston (the "Benchmark
Employees") agrees to a reduction in their gross compensation (such compensation to be determined by reference to the amount paid to each Benchmark Employee in respect of January 2002) of not less than fifteen percent in respect of the remainder of calendar 2002 (the "Benchmark Reduction"), then Unified may pay to Executive in lieu of the amount otherwise required to be paid him during such period as
Annual Base Salary under the Employment Agreement (which amount is currently $12,057.84 per pay period, after reduction for the advance described above), $9646.27 per pay period (beginning as of and after March 17, 2002) in respect of the weeks remaining in calendar 2002.

            (b) Restoration of Salary Reduction. In December 2002, Unified shall provide
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Executive with the amount of each Benchmark Employee's annualized compensation as of January 1,
2002 and with the actual amount of each Benchmark Employee's compensation for the calendar 2002 year (in each case, taking into account any bonus or any other incentive payment of any kind in respect of
2002 and prior years, including any commission based on sales or production). The parties acknowledge that the purpose of this information is to allow Executive to determine whether and to what extent the
Benchmark Employees accepted salary reductions, but that the failure of one or more of the Benchmark
Employees to accept and adhere to salary reductions shall have no consequence for purposes of this
Agreement. Upon termination by Unified of Executive's employment for any reason other than Cause or by Executive for Good Reason, each pursuant to the Employment Agreement, Unified shall immediately pay to Executive the Foregone Compensation. Upon the occurrence of any Change in Control under the
Employment Agreement, Unified shall immediately pay to Executive the entire amount of the reduction in his gross compensation calculated under this Paragraph 8. Notwithstanding any other provision of this
Agreement, for all purposes of the Employment Agreement (including without limitation the determination of Executive's 2003 Annual Base Salary and Section 2.3(c) of the Employment Agreement
with regard to options awarded as of January 1, 2002), Executive's 2002 Annual Base Salary shall remain $368,836.62. Notwithstanding any other provision of this Agreement, this Agreement shall have no effect upon the application of Section 2.3(b) of the Employment Agreement.




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         9. Other than as amended hereby, the Employment Agreement shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed the original, but all of which together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                              "EXECUTIVE"



                                                                /s/ Charles H. Binger
                                                              -----------------------------------------------------
                                                              Charles H. Binger

                                                              UNIFIED FINANCIAL SERVICES, INC.



                                                              By:  /s/ John S. Penn
                                                                 --------------------------------------------------
                                                                    John S. Penn, President




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